Exhibit 10.19

                              PRUDENTIAL STEEL LTD.
                     SUPPLEMENTAL EMPLOYEES' RETIREMENT PLAN
                                    JULY 1998


TABLE OF CONTENTS




Section 1 - Interpretation.....................................................1

Section 2 - Commencement Date..................................................2

Section 3 - Eligibility and Enrolment..........................................3

Section 4 - Contributions......................................................4

Section 5 - Supplemental Retirement Benefits...................................5

Section 6 - Death Benefits.....................................................6

Section 7 - Termination Benefits...............................................7

Section 8 - Disability Benefits................................................8

Section 9 - Administration.....................................................9

Section 10 - Non-Alienation of Benefits.......................................10

Section 11 - Plan Not A Contract of Employment................................11

Section 12 - Modification, Termination or Discontinuance of the Plan..........12



                            ARTICLE 2 Interpretation


                                        5

ARTICLE 2.........Interpretation

Definitions. In this Plan, the following words and phrases shall have the following meanings, respectively, unless a different meaning is specifically required by the context.


Basic Plan means the Prudential Steel Ltd. pension plan for salaried employees as such shall exist from time to time.

Beneficiary  means a beneficiary  designated by a Participant in accordance with
Section 3.4.

Commencement Date means the date to which reference is made in Section 2 of the Plan.

Employee means an individual employed by the Employer.

Employer means Prudential Steel Ltd. and such subsidiary and associated companies as may be designated by the Board of Directors from time to time, subject to such terms and conditions as may be provided by the Board of Directors, except that reference in the Plan to any action to be taken, consent, approval or opinion to be given or decision to be exercised or made shall refer to Prudential Steel Ltd. and acting through its Board of Directors or any person or persons from time to time authorized, appointed or designated by the Board of Directors for the purposes of the Plan.

Income Tax Act means the Income Tax Act, being Chapter 63 of the Statutes of Canada, 1970-71-72, and all Regulations issued pursuant thereto, and to the extent applicable, includes Information Circular 72-13R8 issued by the Department of National Revenue, each as amended or replaced from time to time.

Participant means an Employee of the Employer who becomes a Participant pursuant to the provisions of Section 3 of the Plan and includes a Participant who, after termination of his employment with the Employer, continues to have rights or contingent rights to benefits under this Plan.

Plan means the Prudential Steel Ltd. Supplemental Employees' Retirement Plan.

Spouse of a Participant shall have the same meaning and be the same person as applicable under the terms of the Basic Plan.

Captions and Headings. The captions, headings and table of contents of this Plan are included for convenience of reference only and shall not be used in interpreting the provisions of the Plan.


Number and Gender. In this Plan, words importing the singular shall include the plural, and reference to the masculine gender shall include the feminine gender and vice versa, wherever used, unless the context requires otherwise. Other Terms. Any term not specifically defined in this Plan shall, where necessary and/or consistent, have the same meaning as ascribed to such term in the Basic Plan.

Commencement Date

The Commencement Date of the Plan is January 1, 1994.

Eligibility and Enrolment

Any Employee who is a Member as such is defined under the Basic Plan shall be eligible to be a Participant under this Plan.


An Employee shall become a Participant if, as of the date of his termination of employment, retirement or death, as the case may be and whichever shall first occur, his benefits under the Basic Plan are subject to limit or restriction as a result of the application of requirements under the Income Tax Act or the Regulations thereunder.


A Participant shall become such without any specific action on his behalf.


A Participant may designate on such form as is provided for such purpose a Beneficiary to receive any amounts payable to a Beneficiary under the provisions of the Plan. Such designation may be altered or revoked from time to time subject to any law governing the designation of Beneficiaries but such alteration shall be valid only if made in a form satisfactory to or approved by the Employer. A Participant may designate his estate as his Beneficiary. In the event that a Participant dies leaving no living designated Beneficiary, any amount payable to such Beneficiary under the provisions of the Plan wi1l be paid to the Participant's estate.


Each Participant in the Plan shall be given a written explanation of the terms and conditions of the Plan, including any amendments thereto which may be adopted from time to time and which affect the rights of the Participant hereunder, together with an explanation of his rights and duties with reference to the benefits available to him under the terms of the Plan.


A Participant who is in receipt of retirement benefits under the Plan and who is rehired must, upon being rehired, elect to either:


have his benefit under the Plan suspended, in which case he shall, if applicable, again become a Participant under the Plan and accrue additional benefits in respect of his new service, or,

continue receipt of his benefit, in which case he shall not again become a Participant under the Plan nor shall he accrue further benefits hereunder.

Contributions

Participant Required Contributions. Participants shall not contribute to the Plan in any manner.


Employer Contributions. The Employer of each Participant shall contribute to the Plan the entire cost of the benefits for such Participant. Such contributions shall be made by paying, as and when they fall due, the periodic retirement benefits or the lump sum benefits provided by the Plan in respect of each such Participant.


Supplemental Retirement Benefits

Commencement of Supplemental Retirement Benefits. The commencement of periodic retirement benefits under the Plan shall be coincident with the commencement of a Participant's pension under the Basic Plan.


Supplemental Retirement Benefits. The amount of a Participant's initial periodic supplemental retirement benefit under this Plan shall be equal to the excess of:


his periodic pension that would have been payable under the Basic Plan were it not for the application of the limits on such periodic pension imposed by the requirements of the Income Tax Act, over the actual periodic pension that is payable under the Basic Plan.

Frequency of Payment. Pensions shall be payable by way of equal monthly installments payable on the last day of each month, commencing on the last day of the month during which the Participant's pension commencement date occurs.


Form of Supplemental Retirement Benefit. A Participant's supplemental retirement benefit shall be paid in the same form as applicable to the pension payable to him from the Basic Plan.


Annual Adjustment of Supplemental Retirement Benefits. In the event that a Participant's pension payable under the Basic Plan is increased pursuant to the provisions of the Basic Plan, then his supplemental retirement benefit under this Plan shall be similarly increased at the same time and by the same factor as is applicable under the Basic Plan.

Death Benefits

Death Prior to Commencement of Supplemental Retirement Benefit. In the event of a death of a Participant while in the service of the Employer and prior to the commencement of his supplemental retirement benefit, no benefit shall be payable.


Death After Commencement of Supplemental Retirement Benefit. In event of the death of a Participant after he has commenced his supplemental retirement benefit, under the terms of Section 5 hereof, the amount of benefit which the Participant's Spouse or Beneficiary, as applicable, shall receive, if any, shall be according to the form of payment of such supplemental retirement benefit.

Termination Benefits

Termination of Service Prior to Commencement of Supplemental Retirement Benefit. If the service of a Participant with his Employer is terminated for any reason other than death or retirement, and if as a result of such termination of service a deferred pension is payable under the terms of the Basic Plan, and if the amount of such deferred pension is limited or restricted as a result of the requirements of the Income Tax Act, then a deferred supplemental retirement benefit shall be paid hereunder.


Amount of Deferred Supplemental Retirement Benefit. The deferred supplemental retirement benefit of a Participant shall be determined as the excess of:


his periodic deferred pension that would have been provided under the Basic Plan were it not for the application of limits on such deferred pension imposed by the requirements of the Income Tax Act, over the actual periodic deferred pension provided under the Basic Plan.

Payment of Deferred Supplemental Retirement Benefit. A Participant's deferred supplemental retirement benefit shall commence to be paid and shall be paid with the same frequency and in the same form as is his deferred pension under the Basic Plan.


Forfeiture of Deferred Supplemental Retirement Benefit. Should a Participant elect to commute and transfer from the Basic Plan the value of a deferred pension provided under the Basic Plan, then he shall forfeit any deferred supplemental retirement benefit. There shall be no commuted value of a deferred supplemental retirement benefit under this Plan.


Disability Benefits

If a Participant  shall become Totally  Disabled,  as such term is defined under
Article 13 of the Basic Plan, then he shall continue to participate in this Plan in a manner consistent with his continued participation in the Basic Plan.

Administration

The Plan shall be administered as to its membership and benefit provisions by the Employer.


The Employer shall have full power to administer the Plan, as it directly affects Participants, such powers to include, but not limited to, the following:


to make and enforce such rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan;

to interpret the Plan, its interpretation, being in good faith, to be final and conclusive;

to decide all questions concerning the Plan and the eligibility of any Employee to participate in the Plan;

to compute the amount of benefits or other payments which shall be payable to any Participant, retired Participant, contingent annuitant or Beneficiary in accordance with the provisions of the Plan, and to determine the person or persons to whom shall be paid; and

to authorize all payments to be made for such purpose.

Whenever, in the administration of the Plan, any action by the Employer is required, such action shall be uniform in nature and applied to all persons similarly situated.


Non-Alienation of Benefits

No benefit payable under the provisions of the Plan shall be capable in any manner of anticipation, surrender, commutation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, or being given as security. Any attempt or agreement to so anticipate, surrender, commute, alienate, sell transfer, assign, pledge, encumber, charge, or give as security the same shall be void. No benefit shall be in any manner subject to the debts, contracts, liabilities, engagements, torts, delicts or quasi-delicts of the person entitled to such benefit, except as specifically provided in the Plan.


Plan Not A Contract of Employment

This Plan shall not be deemed to constitute a contract of employment between the Employer and any Employee of the Employer, to be a consideration for the employment of any Employee. Nothing in the Plan shall give any Employee of the Employer the right to be retained in the employ of the Employer.


Modification, Termination or Discontinuance of the Plan

The Employer expects and intends to maintain the Plan in force indefinitely, but necessarily reserves the right to change, or terminate the Plan at any time.


No change shall be effective unless the Plan as so changed shall be for the exclusive benefit of Participants and their contingent annuitants and Beneficiaries and no change shall deprive any person of his right to the benefits which had accrued to his credit up to the time of such change.


If the Plan is discontinued, all Participants shall then immediately vest in supplemental retirement benefits accrued for service to the date of discontinuance. Such vested supplemental retirement benefits shall be determined at the date of discontinuance in accordance with Section 7.2 of the Plan, assuming that the Participants had terminated their employment with the Employer on the date of discontinuance, and shall be payable as provided in Section 7.3, 5.3, 5.4 and 5.5 herein.


The Employer shall have no liability to make any payments except as expressly provided in the Plan. Participation by an eligible Employee in the Plan shall constitute an express release by such eligible Employee for himself, his heirs, beneficiaries, executors, trustees, administrators or other legal representatives in favour of the Employer, its officers and directors as they may be constituted at any time during the operation of the Plan from any and all liability for any loss or damage whatsoever in connection with the Plan, except through wilful misconduct or negligence.



                                       16

PRUDENTIAL STEEL LTD.  SUPPLEMENTAL  EMPLOYEES' RETIREMENT PLAN

The undersigned, the Chairman of the Board of Directors of Prudential Steel Ltd. (the "Corporation"), pursuant to authority granted by the directors at a duly constituted meeting of the Board of Directors held on February 25, 1998, hereby confirms that R.D. McIntosh is an eligible employee of the Corporation designated to be a participant of the Corporation's Supplemental Employees' Retirement Plan with effect from the date of adoption of such Plan on February 25, 1998. DATED the day of February, 1999.



                                 N.W. Robertson,
                       Chairman of the Board of Directors

                              PRUDENTIAL STEEL LTD.
                     SUPPLEMENTAL EMPLOYEES' RETIREMENT PLAN

The undersigned, the Chairman of the Board of Directors of Prudential Steel Ltd. (the "Corporation"), pursuant to authority granted by the directors at a duly constituted meeting of the Board of Directors held on February 25, 1998, hereby confirms that J. Donald Wilson is an eligible employee of the Corporation designated to be a participant of the Corporation's Supplemental Employees' Retirement Plan with effect from the date of adoption of such Plan on February 25, 1998. DATED the day of February, 1999.



N.W. Robertson,
Chairman of the Board of Directors